UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 23, 2008

                                  Bluefly, Inc.
                                  -------------
             (Exact name of registrant as specified in its charter)

Delaware                      001-14498                   13-3612110
--------                      ---------                   ----------
(State or other jurisdiction  (Commission File Number)    (IRS Employer
of incorporation)                                         Identification Number)

 42 West 39th Street, New York, New York                  10018
----------------------------------------                  -----
(Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (212) 944-8000
       ------------------------------------------------------------------

     ----------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

              Section 1 - Registrant's Business and Operations

           Item 1.01. Entry into a Material Definitive Agreement.

On July 23, 2008, the Company drew down on the $3 million of standby debt financing under the commitment previously made available to it by affiliates of Soros Fund Management LLC (collectively, the "Soros Parties") and private funds associated with Maverick Capital, Ltd. (collectively, "Maverick") pursuant to the agreement entered into by the Company, the Soros Parties and Maverick (the "Commitment").

The Soros Parties and Maverick are each stockholders of the Company. Moreover, pursuant to a voting agreement by and among the Company, the Soros Parties, Maverick and accounts managed and advised by Prentice Capital Management, LP, the Soros Parties have the right to designate three members to be elected to the Company's board of directors, and Maverick has the right to designate one member, subject to minimum ownership thresholds and compliance with applicable Nasdaq rules.

In accordance with the terms of the Commitment, the Company, the Soros Parties and Maverick entered into a Note Purchase Agreement (the "Note Purchase Agreement"), and the Company issued to the Soros Parties and Maverick subordinated convertible notes (the "Subordinated Notes") in the aggregate principal amount of $3 million. The Subordinated Notes have a term expiring three years from the date of the issuance, and bear interest at the rate of 8% per annum, compounded annually. Interest is payable upon maturity or conversion. The Subordinated Notes are convertible, at the holder's option, (a) into equity securities that the Company might issue in any subsequent round of financing at a price that was equal to the lowest price per share paid by any investor in such subsequent round of financing or (b) into Common Stock at a price per share equal to $3.65, which represents the 20-day trailing average trading price on the date of issuance of the note. The conversion provisions of the Subordinated Notes were previously approved by the Company's stockholders at its 2008 annual meeting.

The Subordinated Notes may become due prior to the end of the three year term in the event of certain events of default, including breaches of representations, warranties and covenants contained in the Note Purchase Agreement or the Subordinated Notes, bankruptcy events, the entry of judgments against the Company in excess of $250,000 that remain unsatisfied and unstayed for at least 30 days, defaults on other indebtedness in excess of $125,000 in the aggregate, or any material provisions of the Subordinated Notes becoming voidable or unenforceable (or the Company claiming that any such provisions are voidable or unenforceable).

Copies of the Note Purchase Agreement and the Subordinated Notes are being filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K.

                        Section 2 - Financial Information

   Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 is hereby incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

                  Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1 Note Purchase Agreement, dated as of July 23, 2008, by and among Bluefly, Inc., Quantum Industrial Partners LDC, SFM Domestic Investments LLC, Maverick Fund USA, Ltd., Maverick Fund, L.D.C. and Maverick Fund II, Ltd.

10.2 Convertible Promissory Note, dated as of July 23, 2008, issued by Bluefly, Inc. in favor of Quantum Industrial Partners LDC

10.3 Convertible Promissory Note, dated as of July 23, 2008, issued by Bluefly, Inc. in favor of SFM Domestic Investments LLC

10.4 Convertible Promissory Note, dated as of July 23, 2008, issued by Bluefly, Inc. in favor of Maverick Fund USA, Ltd.

10.5 Convertible Promissory Note, dated as of July 23, 2008, issued by Bluefly, Inc. in favor of Maverick Fund, L.D.C.

10.6 Convertible Promissory Note, dated as of July 23, 2008, issued by Bluefly, Inc. in favor of Maverick Fund II, Ltd.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  BLUEFLY, INC.
                                                  (Registrant)

Date: July 24, 2008                               By:/s/ Kara B. Jenny
                                                     ---------------------------
                                                  Name: Kara B. Jenny
                                                  Title: Chief Financial Officer

                                INDEX TO EXHIBITS

Exhibit No.
-----------

10.1 Note Purchase Agreement, dated as of July 23, 2008, by and among Bluefly, Inc., Quantum Industrial Partners LDC, SFM Domestic Investments LLC, Maverick Fund USA, Ltd., Maverick Fund, L.D.C. and Maverick Fund II, Ltd.

10.2 Convertible Promissory Note, dated as of July 23, 2008, issued by Bluefly, Inc. in favor of Quantum Industrial Partners LDC

10.3 Convertible Promissory Note, dated as of July 23, 2008, issued by Bluefly, Inc. in favor of SFM Domestic Investments LLC

10.4 Convertible Promissory Note, dated as of July 23, 2008, issued by Bluefly, Inc. in favor of Maverick Fund USA, Ltd.

10.5 Convertible Promissory Note, dated as of July 23, 2008, issued by Bluefly, Inc. in favor of Maverick Fund, L.D.C.

10.6 Convertible Promissory Note, dated as of July 23, 2008, issued by Bluefly, Inc. in favor of Maverick Fund II, Ltd.